Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to use of our report dated November 23, 2016 with respect to the financial statements of Therapix Biosciences Ltd. included in the Registration Statement on Form F-1/A (No. 333- 214458) of Therapix Biosciences Ltd. dated March 14, 2017.

Haifa, Israel	/s/ KOST, FORER, GABBAY & KASIERER
March 14, 2017	A Member of Ernst & Young Global